Exhibit 99.1

DNB Financial Corporation

For further information, please contact:
Gerald F. Sopp CFO/Executive Vice-President
484 -359 - 3138	FOR IMMEDIATE RELEASE
gsopp@dnbfirst.com	(DNBF –Nasdaq)

DNB Financial Corporation
Declares a $0.03 Cash Dividend

(June 1, 2010 -- Downingtown, PA) The Board of Directors of DNB Financial Corporation, parent of DNB First, National Association, the oldest independent bank in Chester County, has declared a cash dividend of $0.03 per share for the second quarter of 2010, to shareholders of record on June 10, 2010.  The cash dividend will be paid on June 21, 2010.

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania. Founded in 1860, DNB First is the oldest independent bank in Chester County, with thirteen offices in Chester and Delaware Counties. In addition to a broad array of consumer and business banking products, DNB offers brokerage and insurance through DNB Financial Services, and trust services through DNB Advisors. DNB Financial Corporation’s shares are traded on NASDAQ under the symbol: DNBF.  We invite our customers and shareholders to visit our website at http://www.dnbfirst.com.